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                                                                    Exhibit 21.1

           List of Subsidiaries of Home Security International, Inc.

1. FAI Home Security Pty Ltd., incorporated in Australia, which does business under the name "FAI Home Security."

2. FAI Home Security (ENZED) Ltd., incorporated in Auckland, New Zealand, which does business under the name "FAI Home Security."

3. Home Security International (UK) Limited, incorporated in the United Kingdom, which does business under the name "FAI Home Security."

4. Home Security International (Canada), Inc, incorporated in Canada, which does business under the name "FAI Home Security."

5. Home Security International (SA) (Proprietary) Limited, incorporated in South Africa, which does business under the name "FAI Home Security."

6. Home Security International (USA), Inc, incorporated in Delaware, United States, which does business under the name "FAI Home Security."

7. Integrated International Home Security Limited, incorporated in the British Virgin Islands.

8. Ness Security Products Pty Ltd., incorporated in Australia, which does do business under the name "Ness Security Products."

9. Ness Security Products (Asia) Limited, incorporated in Hong Kong, which does business under the name "Ness Security Products (Asia)."

10.  Ness U.S.A Incorporated, incorporated in California, United States of
     America.

11. International Acceptances, Inc., incorporated in Delaware, United States of America.